Exhibit T3A.16

File Copy

CERTIFICATE OF INCORPORATION
OF A PRIVATE LIMITED COMPANY

Company No. 4522142

The Registrar of Companies for England and Wales hereby certifies that

WESTLOCH LTD

is this day incorporated under the Companies Act 1985 as a private company and that the company is limited.

Given at Companies House, Cardiff, the 30th August 2002

N04522142U

REGISTRAR OF COMPANIES FOR ENGLAND AND WALES

THE OFFICIAL SEAL OF THE REGISTRAR OF COMPANIES

Companies House
— for the record —

The above information was communicated in non-legible form and authenticated by the Registrar of Companies under section 710A of the Companies Act 1985

Companies House — for the record —

Electronic statement of compliance with requirements on application for registration of a company pursuant to section 12(3A) of the Companies Act 1985

Company number	4522142
Company name	WESTLOCH LTD
I,	FORM 10 SECRETARIES FD LTD
of	39A LEICESTER ROAD SALFORD MANCHESTER M7 4AS
a	person named as a secretary of the company in the statement delivered to the registrar of companies under section 10(2) of the Companies Act 1985

make the following statement of compliance in pursuance of section 12(3A) of the Companies Act 1985

Statement:	I hereby state that all the requirements of the Companies Act 1985 in respect of the registration of the above company and of matters precedent and incidental to it have been complied with.

Confirmation of electronic delivery of information

This statement of compliance was delivered to the registrar of companies electronically and authenticated in accordance with the registrar's direction under section 707B of the Companies Act 1985.

WARNING: The making of a false statement could result in liability to criminal prosecution

Companies House

— for the record —

10(ef)

First directors and secretary and intended situation of registered office

X8ZLZDRS

Received for filing in Electronic Format on the: **29/08/2002**

Company Name in full:	**WESTLOCH LTD**
Proposed Registered Office:	**39A LEICESTER ROAD** **SALFORD** **MANCHESTER** **M7 4AS**

---

memorandum delivered by an agent for the subscriber(s): **Yes**

Agent's Name:	**FORMATIONS DIRECT LTD**
Agent's Address:	**39A LEICESTER ROAD** **SALFORD** **MANCHESTER** **M7 4AS**

Company Secretary

Name	**FORM 10 SECRETARIES FD LTD**
Address:	**39A LEICESTER ROAD** **SALFORD** **MANCHESTER** **M7 4AS**

Consented to Act: **Y** *Date authorised* **29/08/2002** *Authenticated:* **Y**

Director 1:

Name	**FORM 10 DIRECTORS FD LTD**
Address:	**39A LEICESTER ROAD MANCHESTER M7 4AS**
Business occupation:	**FORMATION AGENT**

Consented to Act: **Y** *Date authorised* **29/08/2002** *Authenticated:* **Y**

Authorisation

Authoriser Designation: **SUBSCRIBER** *Date Authorised:* **29/08/2002** *Authenticated:* **Yes**